THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WAS ACQUIRED BY THE REGISTERED HOLDER PURSUANT TO A REPRESENTATION AND WARRANTY THAT SUCH HOLDER WAS ACQUIRING SUCH INDEBTEDNESS FOR SUCH HOLDER'S OWN ACCOUNT WITHOUT
A
VIEW TOWARD DISTRIBUTION. NEITHER THIS DEBENTURE NOR THE COMMON STOCK UNDERLYING THIS DEBENTURE MAY BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT FOR THE DEBENTURE UNDER SAID ACT OR AN OPINION OF COUNSEL,
WHICH OPINION IS SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT.

NO.                                 $
    -------                           ------------------

                    ESSEX CORPORATION

         10% Convertible Collateralized Debenture

                         Due 2000

ESSEX CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Virginia, hereinafter referred to as the "Company," whose address is 9150 Guilford Road, Columbia, Maryland 21046-1891, for value received, hereby promises to pay to the order of (Name of Debenture Holder), whose address is (Address of Debenture Holder), the principal sum of (Amount) ($) DOLLARS, on the 30th day of November, 2000, hereinafter referred to as the "Maturity Date," upon presentation and surrender of this Debenture at the office or agency of the Company, and to pay interest thereon at such office or by mail to the registered address of the owner hereof from the date hereof at the rate of Ten (10%) percent per annum, quarterly, on the last day of February, May, August and November of each year, commencing February 29, 1996, until payment of such principal sum has been made or duly provided for.

1.   Series.
     ------
This Debenture is one of a duly authorized issue of debentures of the Company designated as its 10% Convertible Collateralized Debentures Due 2000, hereinafter referred to as the "Debentures," limited to the aggregate principal amount of One Million Four Hundred Thousand Dollars ($1,400,000), issued or to be issued.

2.   Equal Rank.
     ----------
All Debentures of this issue rank equally and ratably without priority over one another.

3.   Default.
     -------
In the event the Company fails to make any payment of principal and interest within fifteen (15) days of the time required to be made, any holder obtaining a final judgment (the "Final Judgement") as a result thereof shall be entitled to proceed against the Collateral of the Company pursuant to the terms of the Security

Agreement (as such terms are hereinafter defined) limited to a fraction, the numerator of which shall be the principal amount of the Debenture included in the Final Judgment and the denominator of which shall be the aggregate amount of the principal of all Debentures of this series then outstanding and multiplied by the value of the Collateral, but in no event greater than the amount of the Final Judgment.
4.   Conversion.
     ----------

(a) The holder of this Debenture has the right at any time prior to the Maturity Date or the date of redemption, whichever is applicable, to convert (1) in the case of conversion prior to the Maturity Date, the entire principal amount, and only the entire principal amount, hereof and (2) in the case of conversion prior to the date of redemption, the principal amount of this Debenture which is to be redeemed on such date into one (1) share of the Company's Common Stock, $.10 par value per share (a "Conversion Share") at a price of $3.50 of outstanding principal amount of such Debenture per share (the "Conversion Price"), subject to adjustment as set forth herein.

(b) On or after December 1, 1996, provided the average of the closing bid prices or the last reported sales price of the Company's
Common Stock equals or exceeds One Hundred Fifty-Seven (157%) percent of the Conversion Price for at least ten (10) consecutive trading days ending within fifteen (15) days of the date the notice of call is given, the Company shall have the right to call all, but not less than all, of the Debentures for conversion, together with payment in cash of accrued interest thereon to the occurrence of conversion, at the office or agency of the Company, accompanied by written notice of conversion and accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the registered holder or his duly authorized attorney.

If a registration statement (the "Conversion Registration Statement") under the Securities Act of 1933, as amended (the "Act") covering the Conversion Shares is then in effect and current or in the opinion of counsel to the Company the Conversion Shares are otherwise freely transferable without registration, such conversion shall occur upon the date of the notice but if the Conversion Registration Statement is not then in effect and current or the Conversion Shares are not otherwise freely transferable without registration, such conversion shall occur upon the effective date of the Conversion Registration Statement.

(c) The Conversion Price in effect from time to time shall be subject to adjustment, as follows:
     (1)  In the event the Company shall:
          (A) declare a dividend or make a distribution on the outstanding shares of its capital stock that is payable in shares of its Common Stock,
          (B)subdivide, split or reclassify the outstanding shares of its Common Stock into a greater number of shares, or

          (C)combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Conversion Price in effect immediately after the record date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, split, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, split, subdivision, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock of the Company. Such adjustment shall be made successively upon the occurrence of each event specified above.
     (2) In the event the Company fixes a record date for the issuance to all holders of its Common Stock of rights, options, warrants or convertible or exchangeable securities generally entitling such holders to subscribe for or purchase shares of Common
Stock at a price per share less than the Current Market Price (as such term is hereinafter defined) per share of Common Stock on such record date, the Conversion Price shall be adjusted immediately thereafter so that it will equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively on each date whenever a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the
Conversion Price then in effect shall be readjusted to the Conversion Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable. Notwithstanding the foregoing provisions of this paragraph, no adjustment shall be made to the Conversion Price if the Company fixes a record date for the issuance to all holders of its Common Stock of rights, options, warrants or convertible or exchangeable securities generally entitling such holders to subscribe for or purchase shares of Common Stock if such right is contingent, in whole or in part, upon the occurrence or failure to occur of an event until such time, if any, as such event occurs or fails to occur, as the case may be.
     (3) In the event the Company fixes a record date for the making of a distribution to all holders of its Common Stock:
          (A)of shares of any class of capital stock other than its Common Stock; or
          (B)of evidences of indebtedness; or
          (C)of assets (excluding cash dividends or distribution) and dividends or distributions referred to in sub-paragraph (1) above; or
          (D)of rights, options, warrant or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in sub-paragraph (2) above), then, in each such case the Conversion Price in effect immediately after the record date shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on the such record date multiplied by the Current Market Price per share on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share. Such adjustment shall be made successively each time such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed.
     (4)  For the purpose of any computation under sub-paragraphs
(1), (2) or (3) above or (5) below, the "Current Market Price" per share at any date (the "Computation Date") shall be deemed to be the average of the daily closing prices of a share of the Company's Common Stock of the twenty (20) consecutive trading days ending the trading day before such date; provided, however, upon the occurrence, prior to the Computation Date, of any event described in sub-paragraphs (1), (2) or (3) above which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such 20-day period, the closing price for each trading day preceding the Market-Effect Date shall be adjusted for purposes of calculating such average, by multiplying such closing price by a fraction, the numerator of which is the Conversion Price immediately after the Market-Effect Date and the denominator of which is the Conversion Price immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized.
     (5)  All calculations pursuant to sub-paragraphs (1), (2) or
(3) above shall be made to the nearest cent. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made until the aggregate of all amounts that would have constituted adjustments but for the provisions of this sentence equal or exceed five (5%) percent of the Conversion Price.

Upon each adjustment of the Conversion Price pursuant to sub-paragraphs (1), (2) or (3) above, each Debenture shall thereupon evidence the right to purchase that number of shares of Common Stock
(calculated to the nearest whole share) obtained by multiplying the number of shares of Common Stock purchasable upon conversion of the Debenture immediately prior to such adjustment by the Conversion Price in effect immediately prior to such adjustment and dividing the product so obtained by the Conversion Price in effect immediately after such adjustment. Upon any such conversion, any fractional share issuance shall be paid by the Company in cash at the Current Market Price.
     (6) In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of the Debentures) or in the event of any sale, lease or conveyance to another corporation of the property of the Company as an entirety (collectively, such actions being hereinafter referred to as "Reorganizations"), the Company shall, as a condition precedent to such Reorganization transaction, cause effective provisions to be made so that the holders of the Debentures shall have the right thereafter by converting the Debentures to receive in lieu of the number of shares of Common Stock otherwise deliverable, the kind and amount of shares and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been acquired upon conversion of the Debentures immediately prior to such
Reorganization. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The foregoing provisions shall similarly apply to successive Reorganizations.
     (7) Notwithstanding anything herein to the contrary, the Conversion Price shall not exceed the price of any shares of the Company's Common Stock:
          (A)issued within One Hundred and Eighty (180) days after the date hereof or issuable upon exercise of or conversion of securities (other than securities issued pursuant to existing options, warrants or stock plans); or
          (B)issued within One Hundred and Eighty (180) days after the date hereof in a transaction whose purpose is to provide financing to the Company.

5.   Principal Obligation.
     --------------------
No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the place, at the respective times, and at the rate prescribed.

6.   Redemptions.
     -----------
On or after November 30, 1997, the Debentures may be redeemed prior to the Maturity Date, as a whole, or from time to time in part pro rata, at any time, at the office or agency of the Company upon notice referred to below, at the following percentages of the principal amount together with accrued interest to the date fixed for redemption:
(a) between December 1, 1997 and November 30, 1998 - One Hundred Five (105%) percent of the principal amount;

(b) between December 1, 1998 and November 30, 1999 - One Hundred Four (104%) percent of the principal amount; and

<PAGE 6>

(c) between December 1, 1999 and November 29, 2000 - One Hundred Three (103%) percent of the principal amount.

Notice of redemption to the holders of Debentures shall be given upon thirty (30) days' written notice by certified mail to the registered address of all of the holders of all outstanding Debentures. Not later than five (5) days prior to any redemption date, the Company shall deposit with a bank or other financial institution an amount of money (in immediately available funds) sufficient to pay in full the redemption price of, and accrued interest on, all the Debentures (or portion thereof) which are to be redeemed on such redemption date, and shall certify compliance with such requirement to any holder of a Debenture upon the request of such holder prior to such redemption date.

7.   Transferability.
     ---------------
This Debenture shall pass by delivery by transfer hereof made at such office or agency of the Company by the registered holder hereof or by his attorney duly authorized in writing and similarly noted hereon.

8.   Registered Owner.
     ----------------
The Company may treat the person whose name appears above as the absolute owner hereof for the purpose of receiving payment of, or on account of, the principal or interest due hereon and for all other purposes.

 9.  Transfer Restricted.
     -------------------
(a) The indebtedness represented by this Debenture has not been registered under the Act and was acquired by the registered holder pursuant to a representation and warranty that such holder was acquiring such indebtedness for such holder's own account without a view toward distribution. This Debenture may not be pledged, hypothecated, sold or transferred in the absence of any effective registration statement for the Debenture under the Act or an opinion of counsel, which opinion is satisfactory in form and substance to the Company, to the effect that such registration is not required under the Act or such transaction complies with rules promulgated by the Securities and Exchange Commission under the Act.

(b) In addition to the foregoing, this Debenture may not be sold or transferred in the absence of the transferee executing the Limited Power of Attorney in the form set forth as EXHIBIT A, attached hereto and made a part hereof.

10.  Collateral.
     ----------
This Debenture is secured by a Security Agreement dated December
29,
1995, hereinafter referred to as the "Security Agreement," executed by the Company in favor of holders of the Debentures. Reference is hereby made to the Security Agreement for a description of events of default and rights of acceleration of the Maturity Date in the event of default. It is expressly agreed that all of the covenants, conditions and agreements contained in the Security Agreement are made a part of this Debenture.

11.  Governing Law.
     -------------
This Debenture shall be governed by and construed in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, ESSEX CORPORATION has caused this Debenture to be signed in its name by the signature of its President or one of its Vice Presidents and attested by the signature of its Secretary or one of its Assistant Secretaries.


Dated:
       --------------

                                ESSEX CORPORATION


                   By:
                        --------------------------------
                        Joseph R. Kurry, Jr.
                  Its:  Chief Financial Officer/Treasurer


               Attest:

                   By:
                        --------------------------------
                        Sarah E. Roberts
                  Its:  Assistant Secretary